Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF
SILVACO GROUP, INC.
(a Delaware corporation)

SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS
-i-

5.6 Compensation	8
5.7 The Chairman of the Board	8
5.8 The Chief Executive Officer	8
5.9 The Vice President	8
5.10 The Secretary	8
5.11 The Assistant Secretary	9
5.12 The Treasurer	9
5.13 The Assistant Treasurer	9
ARTICLE 6 Indemnification of Directors, Officers, Employees and Other Agents	9
6.1 Indemnification of Directors and Officers	9
6.2 Indemnification of Others	9
6.3 Payment of Expenses in Advance	10
6.4 Indemnity Not Exclusive	10
6.5 Insurance	10
6.6 Conflicts	10
ARTICLE 7 Stock Certificates	10
7.1 Certificates for Shares	10
7.2 Signatures on Certificates	11
7.3 Transfer of Stock	11
7.4 Registered Stockholders	11
7.5 Record Date	11
7.6 Lost, Stolen or Destroyed Certificates	11
ARTICLE 8 Notices	12
8.1 Notice	12
8.2 Waiver	12
ARTICLE 9 General Provisions	12
9.1 Dividends	12
9.2 Dividend Reserve	12
9.3 Annual Statement	12
9.4 Checks	12
9.5 Corporate Seal	12
9.6 Execution of Corporate Contracts and Instruments	13
ARTICLE 10 Right Of First Refusal	13
10.1 Grant	13
10.2 Notice of Intended Transfer	13
10.3 Exercise of Right	13
10.4 Non-Exercise of Right	14
10.5 Exempt Transfers	14
10.6 Amendment and Waiver	15
10.7 Termination of Right	15
10.8 Legend	15
ARTICLE 11 Amendments	15
1
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS
-ii-

AMENDED AND RESTATED BYLAWS
OF
SILVACO GROUP, INC.
(a Delaware corporation)
ARTICLE 1
Offices
1.1Principal Office. The Board of Directors shall fix the location of the principal executive office of the Silvaco Group, Inc. (the “Corporation”) at any place within or outside the State of Delaware.
1.2Additional Offices. The Board of Directors (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Company is qualified to do business.
ARTICLE 2
Meeting of Stockholders
2.1Place of Meeting. All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation, at such place as may be fixed from time to time by the Board, or at such other place either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board may fix from time to time, and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, in its sole discretion, determine that the meeting shall not be held at any place but will instead be held solely by means of remote communication as provided under Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).
2.2Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board and transact such other business as may properly be brought before the meetings.
2.3Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the Chief Executive Officer or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, or such additional persons as may be provided in the certificate of incorporation or bylaws. Such request shall state the purpose or purposes of the proposed meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board of Directors, the Chief Executive Officer, the Vice President or the Secretary, by any person (other than the board of directors) entitled to call a special meeting of stockholders, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than thirty-five (35), nor more than sixty (60), days after receipt of the request. Such request shall state the purpose or purposes of the proposed meeting.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

2.4Notice of Meetings. Written notice of stockholders’ meetings, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.
When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
2.5Business Matter of a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
2.6List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, or (ii) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is only available to the stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.7Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.
The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
2.8Quorum and Adjournments. Except where otherwise provided by law or in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
2.9Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.
2.10Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
2.11Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days, nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any other action.
If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
2.12Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile or electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy.
2.13Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
2.14Action Without Meeting by Written Consent. All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded.
ARTICLE 3
Directors
3.1Number; Qualifications. The authorized number of directors shall initially be six (6), such number to be changed from time to time by resolution of the stockholders. All directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the next annual meeting or any special meeting, or until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
3.2Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. A vacancy on the Board may be filled by resolution of the stockholders to elect a director to fill such vacancy. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
3.3Removal of Directors. Unless otherwise restricted by statute, or by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.
3.4Powers. The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

(a)Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;
(b)Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;
(c)Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;
(d)Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;
(e)Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, tangible or intangible property actually received;
(f)Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;
(g)Declare dividends from time to time in accordance with law;
(h)Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
(i)Adopt from time to time policies not inconsistent with these Bylaws for the management of the Corporation’s business and affairs.
3.5Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
3.6Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.
3.7Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.
3.8Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, a Vice President, or a majority of the Board upon one (1) day’s notice to each director.
3.9Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.
3.10Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.11Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.12Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent, or waiver by electronic mail or other electronic transmission by such person, to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
3.13Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.14Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and includes the right to copy and obtain extracts.
ARTICLE 4
Committees of Directors
4.1Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
4.2Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the DGCL, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
4.3Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
ARTICLE 5
Officers
5.1Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board may also choose a Chairman of the Board and one or more assistant Secretaries and assistant Treasurers. The Board or any duly authorized committee may also choose one or more Vice Presidents. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
5.2Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
5.3Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board or duly authorized committee may from time to time determine.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

5.4Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.
5.6Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.
5.7The Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board. If there is no Chief Executive Officer, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 hereof.
5.8The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.
5.9The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the Chief Executive Officer or in the event of his disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the Chairman of the Board or these Bylaws.
5.10The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the Chief
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
5.11The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
5.12The Treasurer. The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may also be known as the Chief Financial Officer.
5.13The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
ARTICLE 6
Indemnification of Directors, Officers, Employees and Other Agents
6.1Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
6.2Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
6.3Payment of Expenses in Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.
6.4Indemnity Not Exclusive. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.
6.5Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
6.6Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
(a)That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
(b)That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
ARTICLE 7
Stock Certificates
7.1Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, or the Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.
7.2Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
7.3Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
7.4Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.5Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60), nor less than ten (10), days prior to the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
7.6Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

ARTICLE 8
Notices
8.1Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone or by electronic mail or other electronic transmission.
8.2Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE 9
General Provisions
9.1Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
9.2Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
9.3Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
9.4Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
9.5Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

9.6Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.
ARTICLE 10
Right Of First Refusal
10.1Grant. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation or any right or interest therein, whether voluntarily or involuntarily, by operation of law, gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Article 10. Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Article 10 are strictly observed and followed.
10.2Notice of Intended Transfer. If a stockholder desires to sell or otherwise transfer any of such stockholder’s shares of common stock, such transferring stockholder shall first give written notice thereof to the Corporation. Such notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.
10.3Exercise of Right. For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all (but not less than all) of the shares specified in such notice at the price and upon substantially the terms set forth in such notice; provided, however, that, with the consent of the transferring stockholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in such notice at the price and upon substantially the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, or a transfer that is not a bona fide arm’s length transaction (and a transfer to a competitor of the Corporation shall not be deemed to be such a bona fide arms’ length transaction) or does not involve a price freely set by the transferring stockholder and the proposed transferee, the price shall be deemed to be the fair market value of the shares at such time as determined in good faith by the Board. In the event the Corporation elects to purchase all of the shares or, with consent of the transferring stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election, and settlement for such shares shall be made as provided below.
In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in the transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made within thirty (30) days after the Secretary of the Corporation receives the transferring stockholder’s notice. The purchase price for the shares to be purchased by the Corporation and/or its assignee(s) shall be paid by cash, check, cancellation of indebtedness or other obligation of the transferring stockholder to the Corporation, or any combination of the foregoing; provided, however, that, if the terms of payment set forth in the transferring stockholder’s notice are other than cash against delivery, the Corporation and/or its assignee(s) shall pay for such shares on the same terms and conditions as set forth in the transferring stockholder’s notice. Should the purchase price specified in such notice be payable in property other than
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

cash, the Corporation shall have the right to pay the purchase price in the form of the cash equivalent of such property as determined in good faith by the Board.
10.4Non-Exercise of Right. In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, such transferring stockholder may, within the sixty (60) day period following the expiration of the right granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in the transferring stockholder’s notice that were not acquired by the Corporation and/or its assignees(s) as specified in the transferring stockholder’s notice. All shares so transferred by the transferring stockholder shall continue to be subject to the provisions of this Article 10 in the same manner as before such transfer. Any proposed decrease in the purchase price, increase of the number of shares to be sold, change in the proposed transferee or modification of the terms and conditions of such transfer shall require delivery of a new notice to the Corporation and shall again give rise to the right of first refusal provided in this Article 10. To the extent that any of the shares are not transferred pursuant to the terms of the transferring stockholder’s notice within such sixty (60) day period, such shares shall once again be subject to the right of first refusal provided in this Article 10.
10.5Exempt Transfers. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Article 10:
(a)A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, grandmother, grandfather, brother or sister of the stockholder making such transfer.
(b)A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of such shares by such institution shall be conducted in the manner set forth in this Article 10.
(c)A stockholder’s transfer of any or all of such stockholder’s shares to the Corporation or to any other stockholder of the Corporation.
(d)A stockholder’s transfer of any or all of such stockholder’s shares to a person who, at the time of such transfer, is an officer or director of the Corporation.
(e)A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.
(f)A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.
(g)A transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

(h)A transfer of common stock issued upon the conversion of preferred stock of the Company or any right or interest in such common stock (including without limitation the right to receive common stock on conversion of any preferred stock).
(i)A transfer in a bona fide underwritten public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.
In any such case, the transferee, assignee or other recipient of such shares shall receive and hold such shares subject to the provisions of this Article 10, and there shall be no further transfer of such shares except in accordance with this Article 10; provided, however, that common stock issued pursuant to subparagraph (viii) above shall not be subject to this paragraph.
10.6Amendment and Waiver. The provisions of this Article 10 may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board, or by the stockholders, upon the vote or written consent of the holders of a majority of the voting power of the Corporation (excluding the votes or consents represented by those shares to be transferred by the transferring stockholder). This Article 10 may be amended or repealed either by a duly authorized action of the Board or by the stockholders, upon the vote or written consent of the holders of a majority of the voting power of the Corporation.
10.7Termination of Right. The right of first refusal set forth in this Article 10 shall terminate and cease to have effect upon the earliest to occur of (a) the first date on which shares of the Corporation’s common stock are held of record by more than five hundred (500) persons, (b) the determination by the Board that a public market exists for the outstanding shares of the Corporation’s common stock, or (c) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended covering the offer and sale of the Corporation’s common stock in the aggregate amount of at least $5,000,000.
10.8Legend. The certificates representing shares of common stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.
ARTICLE 11
Amendments
Any amendment, change, alteration, addition or repeal of the Bylaws of the Corporation shall be approved by the holders of a majority of the shares of the Corporation entitled to vote thereon.
SILVACO GROUP, INC.
AMENDED AND RESTATED BYLAWS

CERTIFICATE OF SECRETARY
I, the undersigned, hereby certify:
1.That I am the duly elected, acting and qualified Secretary of SILVACO GROUP, INC., a Delaware corporation; and
2.That the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation on April 18, 2021 by the stockholders of the Corporation.
IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 18th day of April, 2021.

/s/ Brian Bradburn
Brian Bradburn
Secretary

4/18/2021
SILVACO GROUP, INC.
CERTIFICATE OF SECRETARY RE: AMENDED AND RESTATED BYLAWS